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EXHIBIT 10.2

CONSENT OF GORDON, HUGHES & BANKS, LLP
INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

        We consent to the inclusion in the Amendment No. 3 to the registration statement on Form SB-1 of Clinical Intelligence, Inc. (a Development Stage Company), relating to the registration of 1,125,000 shares of common stock, of our report, dated April 6, 2004, on the balance sheets of Clinical Intelligence, Inc. as of December 31, 2003 and 2002, and the related statements of operations, stockholders' equity, and cash flows for the years then ended and for the cumulative period from May 18, 2000 (inception) to December 31, 2003.

                      /s/ Gordon, Hughes & Banks, LLP

Greenwood Village, Colorado
April 26, 2004

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CONSENT OF GORDON, HUGHES & BANKS, LLP INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS